                                                                   Exhibit 10.17

                              SUBLEASE AGREEMENT
                              ------------------


     THIS AGREEMENT entered into this the sixteenth day of December, 1998 by and between the Blytheville-Gosnell Regional Airport Authority (hereinafter called SUBLESSOR) and Floral Distributors, Inc. a Delaware corporation and a wholly owned subsidiary of USA Floral Products, Inc. (hereinafter called SUBLESSEE).


                                  WITNESSETH:

     WHEREAS, SUBLESSOR entered into an Economic Development Conveyance Lease Agreement with the Secretary of the Air Force dated September 29, 1997, for the lease of certain real property located at the Arkansas Aeroplex, (former Eaker Air Force Base), Blytheville, Arkansas, more particularly described in said Lease Agreement; and,

     WHEREAS, SUBLESSEE is in need of facilities for the manufacture, processing, storage and distribution of flowers, floral supplies and other consumer products related thereto; and,

     WHEREAS, SUBLESSOR has agreed to sublease part of said premises as set forth hereinafter, which is the subject of the Lease Agreement as aforesaid, to SUBLESSEE on the same terms and conditions of said Lease Agreement, except as set forth hereinafter.

     NOW, THEREFORE, in consideration of the mutual covenants, considerations, conditions, and restrictions set forth hereinafter SUBLESSOR and SUBLESSEE hereby agree as follows:

     1.   LEASED PREMISES.    The premises which is the subject of this Sublease
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shall be Buildings 552, 555, 556, and 560 totaling 80,859 square feet, and parking located at the Arkansas Aeroplex, ( former Eaker Air Force Base), which is part of the area subject to the Lease Agreement. Exhibit "B" hereto sets forth the premises and the designated parking area and a copy the floor plan of said premises is attached hereto as Exhibit "C", both of which are made a part hereof by reference.

     2.   USE OF LEASED PREMISES.   The leased premises shall be used solely for
          ----------------------
the manufacture, processing, storage and distribution of flowers, floral supplies and other consumer products related thereto.

     3.   TERM. This agreement shall commence on January 1, 1999 and terminate
          -----
on December 31, 2003. So long as SUBLESSEE shall not be in default hereunder, SUBLESSEE shall, upon 6 (six) month's notice prior to the end of the Sublease term, or any option period, have the right to extend this sublease for four (4) additional five (5) year periods.

     4.   RENTAL.  SUBLESSEE shall pay monthly rental, in advance, subject to
          ------
adjustments as set forth hereinafter beginning on the Commencement Date of the sublease, as follows:

Lease Period          Monthly Rent     Per Square Foot
------------          ------------     ---------------
1/st/ Lease Year         $3,369.13                $.50
2/nd/ Lease Year         $4,042.95                $.60
3/rd/ Lease Year         $5,053.69                $.75
4/th/ Lease Year         $6,536.10                $.97
5/th/ Lease Year         $6,536.10                $.97

     Notwithstanding the foregoing, the first month's rent will be due upon execution of the lease by both parties. The rent for the next two months will be abated and regular monthly rental payments will commence on the first day of the fourth month.

     For the sublease extensions provided for in Section 3 the monthly rent amounts shall be adjusted on each third year anniversary of the lease (including throughout the option periods) by the increase, if any, in the Consumer Price Index ("CPI") for the State of Arkansas for the prior three year period. The monthly rental shall not be reduced unless mutually agreed to by the parties in writing.

     As an example of the foregoing, if the CPI Index for Arkansas at the commencement of the lease is 100 and on the third anniversary of the commencement of the lease is 108, the increase is 8% and the monthly rental for the fourth year will be increased from $6,536.10 to $7,058.99.

     5.  CONDITION, MAINTENANCE AND IMPROVEMENTS.  SUBLESSEE acknowledges that
         ---------------------------------------
it has inspected the building and rooms which are the subject of this Agreement, that they are adequate for SUBLESSEE'S purposes, and that SUBLESSOR shall not be required to make any modifications to the premises. SUBLESSEE is accepting the premises as is. SUBLESSEE shall be responsible for providing all building and ground maintenance and repairs, including roof and mechanical maintenance, at no cost to SUBLESSOR. No alterations to the leased premises shall be made unless prior approval, in writing, is given by SUBLESSOR. All alterations to the leased premise shall either remain at the leased premises or be removed by SUBLESSEE at SUBLESSOR'S request. SUBLESSEE shall be solely responsible for any removal expense. In the event SUBLESSEE removes said alterations, the leased premises shall be restored to its condition, reasonable wear and tear excepted at the time said alterations were made. Notwithstanding the forgoing , any fixtures and/or chattle affixed to the interior of the structures which may be removed without causing damage to such structures shall remain the property of the SUBLESSEE and may be removed at the end of the lease term.

Ground maintenance areas are indicated on Exhibit "C" to this sublease. SUBLESSOR shall not be required to perform any repairs or maintenance to the lease premises.

     6.   JANITORIAL SERVICES.  SUBLESSEE shall be required to provide its own
          --------------------
janitorial services for the premises it is occupying.

     7.   ENVIRONMENTAL INDEMNIFICATION.  The SUBLESSEE shall save, indemnify,
          -----------------------------
and hold harmless the SUBLESSOR from any costs, expenses, liabilities, fines, or penalties resulting from discharges, emissions, spills, storage, disposal, or any other action that is attributable and/or identifiable to SUBLESSEE and that occurs subsequent to SUBLESSEE'S possession of the leased premises, giving rise to SUBLESSOR liability, civil or criminal, or responsibility under federal, state or local environmental laws. This provision shall survive the expiration or termination of this Sublease. The SUBLESSOR shall, save, indemnify and hold harmless the SUBLESSEE from any costs, expenses, liabilities, fines, or penalties resulting from discharges, emissions, spills, storage, disposal, or any other action that is attributable and/or identifiable to SUBLESSOR regardless of when it occurred or occurs, giving rise to SUBLESSEE liability, civil or criminal, or responsibility under federal, state or local environmental laws. This provision shall survive the expiration or termination of this Sublease.

     8.   INCORPORATION OF LEASE AGREEMENT.  SUBLESSOR and SUBLESSEE agree and
          --------------------------------
understand that the Lease Agreement, previously entered into between SUBLESSOR and the Secretary of the Air Force which is attached hereto as Exhibit "A" is hereby incorporated in this Agreement and made a part hereof as though set forth herein word for word.

     9.   RIGHTS OF TERMINATION.    The failure to comply with any provisions of
          ---------------------
this Lease, where such failure to comply continues for thirty (30) days after delivery of written notice thereof by the

SUBLESSOR to the SUBLESSEE, shall constitute a default, breach and termination of this Sublease by the SUBLESSEE. In that event, or if the premises shall be abandoned, deserted, or vacated, the SUBLESSOR, its agents or successors, shall be authorized to re-enter, repossess the premises, and to evict SUBLESSEE and any other occupant. In the event SUBLESSOR is required to evict SUBLESSEE or any other occupant, SUBLESSOR shall be entitled to receive all of its costs, lost rental and any other damages provided by law, in connection with said eviction including reasonable attorney fees.

     10.  INSURANCE.  SUBLESSEE shall be responsible for providing property and
          ---------
casualty insurance for its property and equipment, whether owned or leased by SUBLESSEE, and located on the Arkansas Aeroplex, (former Eaker Air Force Base). During the effective term of this Agreement, and any renewal term, the SUBLESSEE, at its expense, shall maintain a public liability insurance policy in the amount of at least Five Hundred Thousand Dollars ($500,000.00) with respect to bodily injury and property damage. All policies or certificates of insurance issued by the respective insurers for public liability and all-risks property insurance will name the SUBLESSOR and the federal government as additional insureds; shall provide that any losses shall be notwithstanding any act or failure to act or negligence of the SUBLESSOR or the government or any other person; and shall provide that no cancellation, reduction in amount, or material change in coverage thereof shall be effective until at least five (5) days after receipt by the SUBLESSOR of written notice thereof. SUBLESSEE agrees to provide SUBLESSOR certificates and cover notes verifying said coverage on or before the effective date of this agreement.

     11.  UTILITIES.  SUBLESSEE shall be responsible for installing, water,
          ---------
electrical and gas utility meters, at its own expense, and for arranging utility services with local utility providers.

     12.  NOTICES.  Any notice to be given pursuant to this Agreement shall be
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in writing and shall
be addressed, if to the SUBLESSOR, to: Executive Director, Blytheville-Gosnell Regional Airport Authority, P.O. Box 166, Blytheville, Arkansas 72316-0166; and if to the SUBLESSEE, to: USA Floral Products, Inc., 1025 Thomas Jefferson Street, N.W., Washington, D.C., Attention: President, Distribution Division, or as may from time to time be directed by the parties in writing. Notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, correctly addressed, and sent certified mail, return receipt requested.

     13.  APPROVALS.  Any approvals required hereunder will be granted
          ---------
expeditiously so long as the request is not inconsistent with this sublease or the Lease Agreement.

     14.  ENTRY AND ACCESS.  SUBLESSEE agrees and understands that the premises
          ----------------
which are subject to this Agreement are owned by the United States Government and are subject to certain regulations in regard to entry and access. SUBLESSEE agrees that all travel by employees, contractors, subcontractors, and invitees will use the most direct routes to and from the premises being leased pursuant to this Agreement. It is understood that access to and use of the airfield by SUBLESSEE'S suppliers is essential to SUBLESSEE'S use of the premises.

     15.  RESPONSIBILITY OF THE PARTIES.   It is specifically agreed and
          -----------------------------
understood that all obligations of SUBLESSOR pursuant to the Lease Agreement between SUBLESSOR and the Secretary of the Air Force, (Exhibit "A") are incorporated herein by reference, and shall be assumed by SUBLESSEE to the extent of the area subleased. SUBLESSEE shall stand in the place and stead of SUBLESSOR as to all terms of said Lease Agreement as if SUBLESSEE had originally been a party to said Agreement. In addition, SUBLESSEE shall be responsible for maintaining the leased premises in as good condition as at the beginning of this Agreement, less reasonable wear and tear.

     16.  PARKING.  SUBLESSEE agrees to use only the area included in the leased
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premises as
set forth herein above, and designated on Exhibit C, for parking and agrees to remove any vehicle which shall park in any unauthorized area. Notwithstanding the foregoing, SUBLESSOR and SUBLESSEE may mutually agree in the future for the use of additional parking space.

     17. SIGNAGE.  Any signs which are to be placed by SUBLESSEE must be
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approved by SUBLESSOR in advance. Upon termination of this Agreement, SUBLESSEE shall be required to remove all signs and to make any repairs for damage caused as a result of their removal.

     18.  RIGHT OF FIRST REFUSAL.  USA Floral Products Inc. is granted a Right-
          ----------------------
of-First-Refusal for Buildings 105 and 203 to lease or purchase for the purpose of future expansion. SUBLESSOR shall pay a rate of $1.50 per square foot for Building 105 and shall pay $1.80 for building 203. If SUBLESSOR chooses to lease either building prior to SUBLESSOR receiving an offer from a third party this Right-of-First-Refusal Lease shall be made according to the same terms and conditions of this Agreement. In the event SUBLESSOR receives an offer from a third party for the lease or purchase of the property described on Exhibit "D" during the term of this sublease, SUBLESSOR shall notify SUBLESSEE of the offer including number of jobs created and rental to be paid and SUBLESSEE shall have thirty days from receipt of the offer to meet said offer. If the event SUBLESSEE fails to exercise this right of first refusal it shall be null and void after the thirty days as set forth above.

     19.  RIGHT TO UNIMPROVED LAND  SUBLESSEE shall have the right to lease a
          ------------------------
twenty (20) acre parcel of land for construction of a facility adjacent to the runway as described in Exhibit "D" ("Unimproved Land") as long as SUBLESSEE has this lease in effect with SUBLESSOR. Such Unimproved Land shall be leased for a one time cost of one thousand dollars ($1,000) per acre to be paid at commencement of construction and one hundred dollars ($100) per acre per year for the years remaining on the lease between LESSOR and SUBLESSOR pursuant to
Section 8 of this Agreement. Upon transfer of land by deed to SUBLESSOR the lease payments will continue until the lease is terminated according to Section 8 of this Agreement. In the event SUBLESSEE fails to exercise this First-Right-of Refusal it shall be null and void after thirty days as set forth above.

     20.  LANDING FEES AND FUEL CHARGES  At no time during the term of this
          -----------------------------
Agreement shall SUBLESSOR charge an air landing fee for any traffic related to SUBLESSEE's business unless said aircraft does not exceed one thousand gallons and in that event, said aircraft will be assessed a charge of $1.15 per one thousand gallons of maximum gross take-off weight. SUBLESSEE shall receive not less than 25% of the difference between the price SUBLESSOR pays for fuel and the price SUBLESSOR charges for fuel, to traffic related to SUBLESSEE's business.

     21.  INDEMNITY.  SUBLESSEE agrees to defend, indemnify, and hold harmless
          ---------
SUBLESSOR against any claim, expense, loss, or liability as a result of any breach of the terms, covenants, or conditions of this Agreement, or as a result of the carelessness, negligence, or improper conduct of any of the SUBLESSEE'S agents, servants, employees, visitors, or licensees.

     22.  ASSIGNMENT.  This Agreement shall not be assigned by SUBLESSEE without
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the prior written consent of SUBLESSOR, which consent shall not be unreasonably withheld.

     23.  AUTHORIZATION.  SUBLESSOR and SUBLESSEE hereby covenant that they have
          -------------
authority to enter into this Agreement by proper corporate resolution or otherwise, and that the individuals executing this Agreement are authorized to execute the same and to bind the respective parties.

     24.  APPLICABLE LAW.  SUBLESSOR and SUBLESSEE agree that this Agreement
          --------------
shall be governed by the laws of the State of Arkansas.

     25.  BINDING EFFECT.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their successors and assigns.

     26.  ENTIRE  AGREEMENT.  This document forms the entire agreement between
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the parties, and any other arrangements or representations, written or oral, are hereby rescinded and replaced by this Agreement.


     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of December, 1998.

                         BLYTHEVILLE-GOSNELL REGIONAL AIRPORT
                         AUTHORITY

                         BY: /s/ Dick Reams
                             _______________________________

                         Title: Chairman Blytheville-Gosnell
                                Regional Airport Authority
                               ______________________________


                         FLORAL DISTRIBUTORS, INC.

                         BY: /s/ Christopher E. Wilson
                             _______________________________

                         Title: Vice President
                               ______________________________